Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MOLECULAR DIAGNOSTICS, INC.

                            (Pursuant to Section 242
            of the General Corporation Law of the State of Delaware)


         Molecular   Diagnostics,   Inc.  (the  "Corporation"),   a  corporation
organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. That at a meeting of the Board of Directors of the Corporation, resolutions were adopted recommending an amendment of the Corporation's Certificate of Incorporation (as amended to date) and directing that such amendment be considered at the annual meeting of the stockholders of the Corporation. The text of the proposed amendment is as follows:

         Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended by deleting Section 4.1 thereof in its entirety and substituting therefor the following:

                  "Section 4.1. The total number of shares of stock which the Corporation is authorized to issue is Three Hundred Ten Million (310,000,000), comprised of Three Hundred Million (300,000,000) shares of common stock, $0.001 par value per share, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share."

         2. That said amendment, having been duly proposed and recommended by the Board of Directors of the Corporation, was considered by the stockholders of the Corporation at the annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

         3. That said amendment was duly adopted, by the holders of a majority of the outstanding stock of each class of stock of the Corporation entitled to vote thereon, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         The  undersigned   President  of  the  Corporation  hereby  makes  this
certificate, declaring and certifying that the facts stated herein are true, and accordingly has hereunto set his hand this 5th day of August, 2004.


                                         MOLECULAR DIAGNOSTOCS, INC.


                                         By: /s/ Denis M. O'Donnell, M.D.
                                             -----------------------------
                                             Denis M. O'Donnell, M.D., President

Attest:


/s/ Peter P. Gombrich
------------------------
Peter P. Gombrich, Secretary